Credit Suisse Asset Management Income Fund
Securities Purchases during an Underwriting involving
Credit Suisse Asset Management, LLC subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period ended June 30, 2008

Portfolio:		Credit Suisse Asset Management Income Fund


Security:			Markwest Energy Part / Fin


Date Purchased:		4/10/2008


Price Per Share:		$99.183


Shares Purchased
by the Portfolio *:		350


Total Principal Purchased
by the Portfolio *:		$347,140.50


% of Offering Purchased
by the Portfolio:		.00%


Broker:			JP Morgan Chase

Member:			Co- Manager

Credit Suisse Asset Management Income Fund


Security:			El Paso Natural Gas


Date Purchased:		5/22/2008


Price Per Share:		100


Shares Purchased
by the Portfolio *:		525


Total Principal Purchased
by the Portfolio *:		525,000.00


% of Offering Purchased
by the Portfolio:		0.00017%


Broker:			Deutsche Bank Alex T.B

Member:			Co- Manager

Credit Suisse Asset Management Income Fund


Security:			Ply Gem Industry


Date Purchased:		6/2/2008


Price Per Share:		99.072


Shares Purchased
by the Portfolio *:		50


Total Principal Purchased
by the Portfolio *:		49,536.00


% of Offering Purchased
by the Portfolio:		0.00%


Broker:			UBS

Member:			Lead-Manager

Credit Suisse Asset Management Income Fund


Security:			Targa Res Partners


Date Purchased:		6/12/2008


Price Per Share:		100


Shares Purchased
by the Portfolio *:		275


Total Principal Purchased
by the Portfolio *:		275,000.00


% of Offering Purchased
by the Portfolio:		0.00%


Broker:			JPMorgan Chase

Member:			Lead-Manager